10f-3 REPORT


Greenwich Street Series
Diversified Strategic Income Portfolio

December 1, 2004 to June 30, 2005


ID: 114
Issuer: Community Health Systems, Inc
Trade Date:  12/9/2004
Selling Dealer: JP Morgan
Amount:   25,000.00
Purchase Price:   100.00
% Received by Fund: 0.008%
% of Issue (1): 3.127%
Other Participant Accounts (2) :  9,357,000.00
Issue Amount (2) :  300,000,000.00
Total Received All Funds (2) :  9,382,000.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


Issuer:  Community Health System Inc
Trade Date:  12/9/2004

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
JP Morgan Securities

Co-Lead Manager(s):
Banc of America Securities LLC
Citigroup
Goldman Sachs & Co
Keybanc Capital Markets
Merrill Lynch & Co
Natcity Investments
Raymond James & Associates Inc
SunTrust Robinson Humphrey
Wachovia Securities Inc


ID: 264
Issuer: Las Vegas Sands Corp (due 2015)
Trade Date:  2/3/2005
Selling Dealer: Goldman Sachs
Amount:   50,000.00
Purchase Price:   99.09
% Received by Fund: 0.020%
% of Issue (1): 16.000%
Other Participant Accounts (2) :  39,950,000.00
Issue Amount (2) :  250,000,000.00
Total Received All Funds (2) :  40,000,000.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

Issuer: Las Vegas Sands Corp (due 2015)
Trade Date:  2/3/2005

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Goldman Sachs & Co

Co-Lead Manager(s):
Citigroup
JP Morgan Securities
Lehman Brothers
Merrill Lynch & Co
Scotia Capital Inc
UBS

ID: 268
Issuer: Tribal Gaming (Mohegan) 10 Yr (6 7/8  2/15/2015)
Trade Date:  2/3/2005
Selling Dealer: Bank of America
Amount:   50,000.00
Purchase Price:   100.00
% Received by Fund: 0.033%
% of Issue (1): 13.333%
Other Participant Accounts (2) :  19,950,000.00
Issue Amount (2) :  150,000,000.00
Total Received All Funds (2) :  20,000,000.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

Issuer: Tribal Gaming (Mohegan) 10 Yr (6 7/8  2/15/2015)
Trade Date:  2/3/2005

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Banc of America Securities LLC
Citigroup
SG Corporate & Investment Banking

Co-Lead Manager(s):
Calyon Securities USA Inc
Commerzbank AG
Key Capital Markets Inc
RBS Greenwich Capital
Wells Fargo Securities

ID: 400
Issuer: Chesapeake Energy Corp. (Mat=01/15/16)
Trade Date:  4/13/2005
Selling Dealer: Lehman Brothers
Amount:   100,000.00
Purchase Price:   99.07
% Received by Fund: 0.017%
% of Issue (1): 3.333%
Other Participant Accounts (2) :  19,900,000.00
Issue Amount (2) :  600,000,000.00
Total Received All Funds (2) :  20,000,000.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

Issuer: Chesapeake Energy Corp. (Mat=01/15/16)
Trade Date:  4/13/2005


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Banc of America Securities LLC
Credit Suisse First Boston Corp
Deutsche Bank Securities Inc
Lehman Brothers
UBS

Co-Lead Manager(s):
Bear Stearns & Co Inc
BNP Paribas
Citigroup
Morgan Stanley
ABN Amro
Bosc Inc
Calyon New York
Comerica Inc
Fortis Capital Corp
Harris Nesbitt
Piper Jaffray & Co
RBC Dominion Securities
RBS Greenwich Capital
SunTrust Robinson Humphrey
TD Securities
Wachovia Bank
Wells Fargo